EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 of our report dated January 21, 1998, which appears on page 22 of the 1997 Annual Report to Shareholders of Dana Corporation, which is incorporated by reference in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on From 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Toledo, Ohio
July 13, 1998